Exhibit 10.4

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NEW CENTURY ENERGY CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

THIRD AMENDED AND RESTATED SECURED TERM NOTE

FOR VALUE RECEIVED, NEW CENTURY ENERGY CORP., a Colorado corporation (the “Company”), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the “Holder”) or its registered assigns or successors in interest, the sum of Nine Million Five Hundred Thousand Dollars ($9,500,000), together with any accrued and unpaid interest hereon, on December 31, 2007 (the “Maturity Date”) if not sooner paid.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and the Holder (as amended, modified and/or supplemented from time to time, the “Purchase Agreement”).

The following terms shall apply to this Third Amended and Restated Secured Term Note (this “Note”):

ARTICLE I

CONTRACT RATE AND REDEMPTION

1.1 Contract Rate. Subject to Sections 2.2 and 3.9, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to twenty percent (20%) (the “Contract Rate”). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on November 1, 2005, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise

1.2 Repayments. Amortizing payments of the aggregate Principal Amount outstanding under this Note at any time together with accrued and unpaid interest shall be made by the Company on each Repayment Date (as hereafter defined) in an amount equal to the Payment Amount (as hereafter defined). Each such Payment Amount shall be applied (a) first to any fees due and payable to the Holder pursuant to this Note, the Purchase Agreement or any other Related Agreement, (b) then to accrued and unpaid interest due on this Note and (c) then to the outstanding Principal Amount under this Note, in each case, in such order as the Holder shall determine in its sole discretion. Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date. For purposes of this Section, (a) the term “Payment Amount” shall mean the greater of (i) eighty percent (80%) of the gross proceeds paid to the Company in respect of oil, gas and/or other hydrocarbon production arising from the Company’s 7.15% working interest in the Wishbone Field in the Lindholm-Hanson Gas Unit located in McMullen County, Texas (the “Wishbone Field”), purchased by the Company pursuant to the Purchase and Sale Agreement dated September 2, 2005 between the Company and the seller of such working interest (the “Production Payments”), and (ii) the monthly interest payment; and (b) the term “Repayment Date” means a date not later than five (5) days following the day on which the Company receives each Production Payment, commencing with all Production Payments received by the Company after March 1, 2006 with respect to the production month of January 2006 and each month thereafter. Notwithstanding anything contained in this Section to the contrary, if during the 2006 or 2007 calendar years the Company drills one or more wells in the Wishbone Field, then so long as no Event of Default shall have occurred and be continuing the Company shall be permitted to deduct from each Payment Amount in respect of the Principal Amount then required to be made an amount sufficient to cover not more than the Company’s then owing 7.25% pro-rata share of the drilling and completion costs associated with such drilling, provided that in no event shall any such drilling and completion costs be deducted from the interest payments then due and owing by the Company to the Holder hereunder.

1.3 Mandatory Redemption. The total outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Companies to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.

1.4 Optional Redemption. The Company may prepay this Note (“Optional Redemption”) by paying to the Holder a sum of money equal to the Applicable Principal Amount (as defined below) together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement and/or any other Related Agreement (the “Redemption Amount”) outstanding on the Redemption Payment Date (as defined below). The Company shall deliver to the Holder a written notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be seven (7) business days after the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Company fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Notice of Redemption will be null and void. For purposes of this Section 1.4, the “Applicable Principal Amount” shall mean 100% of the Principal Amount outstanding at the time of such prepayment.

ARTICLE II

EVENTS OF DEFAULT

2.1 Events of Default. The occurrence of any of the following events set forth in this Section 2.1 shall constitute an event of default (“Event of Default”) hereunder:

(a) Failure to Pay. The Company fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Company fails to pay any of the other Obligations (under and as defined in the Master Security Agreement) when due, and, in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due.

(b) Breach of Covenant. The Company or any of its Subsidiaries breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

(c) Breach of Representations and Warranties. Any representation, warranty or statement made or furnished by the Company or any of its Subsidiaries in this Note, the Purchase Agreement or any other Related Agreement shall at any time be false or misleading in any material respect on the date as of which made or deemed made.

(d) Default Under Other Agreements. The occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of the Company or any of its Subsidiaries beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;

(e) Material Adverse Effect. Any change or the occurrence of any event which could reasonably be expected to have a Material Adverse Effect;

(f) Bankruptcy. The Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

(g) Judgments. Attachments or levies in excess of $100,000 in the aggregate are made upon the Company or any of its Subsidiary’s assets or a judgment is rendered against the Company’s property involving a liability of more than $100,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

(h) Insolvency. The Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

(i) Change in Control. A Change in Control shall occur. A “Change in Control” shall arise when any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof) is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Company (other than a “Person” or “group” that beneficially owns 35% or more of such outstanding voting equity interests of the Company on the date hereof) or (ii) the Board of Directors of the Company shall cease to consist of a majority of the Company’s board of directors on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment);

(j) Indictment; Proceedings. The indictment or threatened indictment of the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Company or any of its Subsidiaries;

(k) The Purchase Agreement, Related Agreements, the September 2005 Purchase Agreement, the September 2005 Related Agreements, the December 2005 Option, the Gulf Coast Purchase Agreements, the Gulf Coast Related Agreements, the December 2006 Purchase Agreement and the December 2006 Related Agreements,. (i) An Event of Default shall occur under and as defined in the Purchase Agreement, any other Related Agreement, the Securities Purchase Agreement dated as of June 30, 2005 by and between the Holder and the Company (as amended, modified and supplemented from time to time, the “June 2005 Purchase Agreement”) and/or any other document, instrument or agreement entered into in connection with the transactions contemplated by the June 2005 Purchase Agreement (as amended, modified and supplemented from time to time, the “June 2005 Related Agreements”); the Securities Purchase Agreement dated as of September 19, 2005 by and between the Holder and the Company (as amended, modified and supplemented from time to time, the “September 2005 Purchase Agreement”) and/or any other document, instrument or agreement entered into in connection with the transactions contemplated by the September 2005 Purchase Agreement (as amended, modified and supplemented from time to time, the “September 2005 Related Agreements”); the Option issued to Holder by the Company on December 30, 2005 (as amended, modified and supplemented from time to time, the “December 2005 Option”); and/or the April 26, 2006 or June 30, 2006 Gulf Coast Oil Corporation (“Gulf Coast”) Securities Purchase Agreements by and between the Holder and Gulf Coast (as amended, modified and supplemented from time to time, the “Gulf Coast Purchase Agreements”) and/or any other document, instrument or agreement entered into in connection with the transactions contemplated by the Gulf Coast Purchase Agreements (as amended, modified and supplemented from time to time, the “Gulf Coast Related Agreements”), the Securities Purchase Agreement dated as of December 28, 2006 by and between the Holder and the Company (as amended, modified and supplemented from time to time, the “December 2006 Purchase Agreement”) and/or any other document, instrument or agreement entered into in connection with the transactions contemplated by the December 2006 Purchase Agreement (as amended, modified and supplemented from time to time, the “December 2006 Related Agreements”), (ii) the Company or any of its Subsidiaries shall breach any term or provision of the Purchase Agreement, any Related Agreement, the June 2005 Purchase Agreement or any June 2005 Related Agreements, the September 2005 Purchase Agreement or the September 2005 Related Agreements, the December 2005 Option, the Gulf Coast Purchase Agreements or any Gulf Coast Related Agreements, the December 2006 Purchase Agreement or the December 2006 Related Agreements (collectively as amended, modified and supplemented from time to time, the “Funding and Related Documents”) in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen (15) days after the occurrence thereof, (iii) the Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, the Funding and Related Documents (iv) any proceeding shall be brought to challenge the validity, binding effect of the New Century Funding and Related Documents or (v) any of the Funding and Related Documents ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto);

2.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Company shall pay additional interest on this Note in an amount equal to two percent (2%) per month, and all outstanding obligations under this Note, the Purchase Agreement and each other Related Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

2.3 Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may demand repayment in full of all obligations and liabilities owing by Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement and/or may elect, in addition to all rights and remedies of the Holder under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of the Company under the Purchase Agreement and the other Related Agreements, to require the Company to make a Default Payment (“Default Payment”). The Default Payment shall be 130% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to this Note, the Purchase Agreement, and/or the other Related Agreements, then to accrued and unpaid interest due on this Note and then to the outstanding principal balance of this Note. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 2.3.

ARTICLE III

MISCELLANEOUS

3.1 Cumulative Remedies. The remedies under this Note shall be cumulative.

3.2 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.3 Notices. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Purchase Agreement.

3.4 Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

3.5 Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

3.6 Cost of Collection. In case of any Event of Default under this Note, the Company shall pay the Holder reasonable costs of collection, including reasonable attorneys’ fees.

3.7 Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b) THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c) THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

3.8 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

3.9 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

3.10 Security Interest and Guarantee. The Holder has been granted a security interest (i) in certain assets of the Company and its Subsidiaries as more fully described in the Master Security Agreement and in the Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production and (ii) in the equity interests of the Companies’ Subsidiaries pursuant to the Stock Pledge Agreement which such security interests, in each case, have been reaffirmed and ratified pursuant to the Reaffirmation Agreement. The obligations of the Company under this Note are guaranteed by certain Subsidiaries of the Company pursuant to the Subsidiary Guaranty which guaranty has been reaffirmed pursuant to the Reaffirmation Agreement.

3.11 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other

3.12 Amendment and Restatement. This Note amends and restates in its entirety (and is given in substitution for but not in satisfaction of) that certain Second Amended and Restated Secured Term Note entered into as of December 28, 2006, to be effective as of September 19, 2005, executed by the Company in favor of the Holder in the original principal amount of $9,500,000 (the “Prior Note” and the “Amendment”). This Note does not effect a refinancing of all or any portion of the obligations heretofore evidenced by the Prior Note, it being the intention of the Company and the Holder to avoid effectuating a novation of such obligations.

3.13 Acceptance of Amendment and Restatement by Holder. By signing below, and agreeing and accepting this Note, the Holder of this Note hereby agrees to and accepts the Amendment of and restatement of the Prior Note in the form of this Note, as well as the terms and conditions contained herein.

3.14 Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Company (or its agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Company (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

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IN WITNESS WHEREOF, the Company has caused this Third Amended and Restated Secured Term Note to be signed in its name on July 10, 2007 to be effective as of the 19th day of September, 2005.

NEW CENTURY ENERGY CORP.
By: /s/ Edward R. DeStefano
Edward R. DeStefano
Chief Executive Officer and President

WITNESS:

/s/ David Loev

Printed Name: David Loev

Agreed to an accepted by:

LAURUS MASTER FUND, LTD.

By: /s/ David Grin

Its: Director

Printed Name: David Grin

Acknowledged and Consented to:
CENTURY RESOURCES, INC.	GULF COAST OIL CORPORATION

/s/ Edward R. DeStefano	/s/ Edward R. DeStefano
Edward R. DeStefano	Edward R. DeStefano
Chief Executive Officer and President	Chief Executive Officer and President